UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2019

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW

New Prague, MN 56071

(Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.01 par value	ELMD	NYSE American LLC
(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Our Fiscal 2020 Annual Meeting of Shareholders was held on November 15, 2019. Of the 8,445,851 shares of our common stock eligible to vote at the meeting, 6,706,553 shares were present at the meeting by proxy or in person. Our shareholders voted on the following matters:

1.

The following individuals designated by our Board of Directors as nominees for director were elected for a one-year term or until a successor has been elected and qualified, thereby setting the number of directors at seven, with voting as follows:

Name	For	Withheld	Broker Non- Votes
Stephen H. Craney	3,784,543	1,164,895	1,757,115
John L. Erb	4,130,141	819,297	1,757,115
Stan K. Erickson	4,528,455	279,442	1,757,115
Gregory J. Fluet	4,626,431	323,007	1,757,115
Lee A. Jones	3,784,543	1,164,895	1,757,115
Kathleen S. Skarvan	4,526,965	422,473	1,757,115
George H. Winn	3,680,943	1,268,495	1,757,115

2.	Our shareholders ratified the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2020, with voting as follows:

For	Against	Abstain
6,591,950	110,710	3,893

3.	Our shareholders approved, on a non-binding and advisory basis, our executive compensation (“Say-on-Pay”), with voting as follows:

For	Against	Abstain	Broker Non- Votes
3,852,164	1,078,291	18,983	1,757,115

4.	Our shareholders recommended, on a non-binding advisory basis, that votes on named executive officer compensation should occur every year, with voting as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non- Votes
4,653,837	17,183	194,742	83,676	1,757,115

Based on the voting results, our Board of Directors has determined to continue to include a shareholder vote to approve executive compensation in its proxy materials on an annual basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTROMED, INC.

Date: November 19, 2019	By: /s/ Jeremy T. Brock
	Name:	Jeremy T. Brock
	Title:	Chief Financial Officer